                                                                      Exhibit 11

                    PHELPS DODGE CORPORATION AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS
(Unaudited; dollars in millions except per share data)

                                                                                                   Nine Months Ended
                                                                       Third Quarter                 September 30,
                                                                   ---------------------         ---------------------
                                                                    2002           2001           2002          2001
                                                                   ------         ------         ------         ------
Loss before extraordinary item and cumulative
   effect of accounting change ............................        $(29.3)        (100.4)         (70.5)        (194.7)
Extraordinary loss on early extinguishment of debt ........         (26.6)            --          (26.6)            --
Cumulative effect of accounting change (1) ................            --             --          (22.9)          (2.0)
                                                                   ------         ------         ------         ------
Net loss ..................................................        $(55.9)        (100.4)        (120.0)        (196.7)
Preferred stock dividends .................................          (3.3)            --           (5.7)            --
                                                                   ------         ------         ------         ------
Loss applicable to common shares ..........................        $(59.2)        (100.4)        (125.7)        (196.7)
                                                                   ======         ======         ======         ======
Basic:
   Average number of common shares outstanding ............          88.6           78.5           82.6           78.5

Diluted:
   Average number of common shares outstanding ............          88.6           78.5           82.6           78.5
   Common stock equivalents - stock options ...............            --             --             --             --
   Common stock equivalents - restricted stock ............           0.3            0.2            0.3            0.2
   Conversion of mandatory convertible preferred stock ....           5.0             --            2.0             --
                                                                   ------         ------         ------         ------
   Diluted average number of common shares
      outstanding (2)......................................          93.9           78.7           84.9           78.7

Basic loss per share:
   Loss before extraordinary loss and cumulative
      effect of accounting change .........................        $(0.37)         (1.28)         (0.92)         (2.48)
         Extraordinary loss on early extinguishment of debt         (0.30)            --          (0.32)            --
         Cumulative effect of accounting change (1) .......            --             --          (0.28)         (0.03)
                                                                   ------         ------         ------         ------
   Basic loss per share ...................................        $(0.67)         (1.28)         (1.52)         (2.51)

Diluted loss per share:
   Loss before extraordinary loss and cumulative
       effect of accounting change ........................        $(0.37)         (1.28)         (0.92)         (2.48)
         Extraordinary loss on early extinguishment of debt         (0.30)            --          (0.32)            --
         Cumulative effect of accounting change (1) .......            --             --          (0.28)         (0.03)
                                                                   ------         ------         ------         ------
     Diluted loss per share (2) ...........................        $(0.67)         (1.28)         (1.52)         (2.51)

(1) The nine months ended September 30, 2002, included adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," and the nine months ended September 30, 2001, included adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," (as amended by SFAS No.
      137) and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities."

(2) Diluted loss per share was anti-dilutive for the 2002 third quarter and for the nine months ended September 30, 2002 and 2001. Therefore, diluted loss per share for these periods is based on basic average number of shares outstanding.